Exhibit 10.2

FIRST AMENDMENT TO OMNIBUS AGREEMENT

This First Amendment to Omnibus Agreement (this “Amendment”) is made and entered into as of January 31, 2013 by and among Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) and Hi-Crush Proppants LLC, a Delaware limited liability company (“Proppants”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Omnibus Agreement, entered into effective as of August 20, 2012 (the “Omnibus Agreement”), by and among the Partnership, the General Partner and Proppants (each a “Party,” and together, the “Parties”).

RECITALS:

WHEREAS, Section 6.6 of the Omnibus Agreement provides that such agreement may be amended or modified from time to time by the written agreement of all of the Parties; and

WHEREAS, pursuant to the foregoing authority, and in connection with the contribution transactions described in that certain Contribution Agreement, dated as of January 31, 2013, by and among the Sponsor, the Partnership and Hi-Crush Augusta LLC, the Parties desire to amend the Omnibus Agreement such that Proppants will forego the assignment contemplated by Article 4 of the Omnibus Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Amendments to Omnibus Agreement

(a) Amendment to Section 1.1. The following definition of “Assignment Date” is hereby added:

“Assignment Date” means May 1, 2013.

(b) Amendment to Article 4. Article 4 is hereby deleted in its entirety and replaced with the following:

“[Reserved]”

Section 2. General Provisions.

(a) Amendment or Modification. No amendment or modification of this Amendment shall be valid unless such amendment or modification is made in accordance with Section 6.6 of the Omnibus Agreement.

(b) Counterparts. This Amendment may be executed in two or more counterparts, and by facsimile, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

(c) Governing Law. This Amendment shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Amendment to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Texas.

(d) Partial Invalidity. If any term, provision, covenant or condition of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Amendment shall remain in full force and effect and in no way be affected, impaired or invalidated.

(e) Effect of the Amendment. Except as amended by this Amendment, all other terms of the Omnibus Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by each Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on, and effective as of, the date first mentioned above.

HI-CRUSH PARTNERS LP

By:	Hi-Crush GP LLC, its general partner

	By:	/s/ Robert E. Rasmus
	Name:	Robert E. Rasmus
	Title:	Co-Chief Executive Officer

HI-CRUSH GP LLC

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	Co-Chief Executive Officer

HI-CRUSH PROPPANTS LLC

By:	/s/ Robert E. Rasmus
Name:	Robert E. Rasmus
Title:	Co-Chief Executive Officer

FIRST AMENDMENT TO OMNIBUS AGREEMENT